Exhibit 1.1

15,000,000 American Depositary Shares

Representing 10,000,000 Class A Ordinary Shares

(par value US$0.0001 per share)

GSX TECHEDU INC.

UNDERWRITING AGREEMENT

[●], 2019

CREDIT SUISSE SECURITIES (USA) LLC

GOLDMAN SACHS (ASIA) L.L.C.

BOFA SECURITIES, INC.

As Representatives of the Several Underwriters

c/o CREDIT SUISSE SECURITIES (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

United States

c/o GOLDMAN SACHS (ASIA) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

c/o BOFA SECURITIES, INC.

One Bryant Park

New York, NY 10036

United States

Dear Sirs:

1.    Introductory. Certain shareholders (the “Firm Shares Selling Shareholders”) of GSX Techedu Inc., an exempted company incorporated in the Cayman Islands (“Company”), listed in Schedule B hereto severally and not jointly propose to sell to the several Underwriters named in Schedule A hereto (“Underwriters”) an aggregate of 15,000,000 American Depositary Shares (“American Depositary Shares” or “ADSs”), three of which represent two Class A ordinary shares, par value US$0.0001 per share of the Company (“Class A Ordinary Shares”). The aggregate of 15,000,000 ADSs to be sold by the Selling Shareholders is hereinafter referred to as the “Firm Shares.” Certain shareholders (the “Optional Shares Selling Shareholders”, together with the Firm Shares Selling Shareholders, the “Selling Shareholders”) listed in Schedule B hereto agree to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 2,250,000 ADSs (“Optional Shares”), as set forth below. The Firm Shares and the Optional Shares are herein collectively called the “Offered Shares.”

The ADSs are to be issued pursuant to a Deposit Agreement dated as of June 5, 2019 (the “Deposit Agreement”) among the Company, Deutsche Bank Trust Company Americas, as Depositary (the “Depositary”), and the owners and holders from time to time of the ADSs issued under the Deposit Agreement. Three ADSs will initially represent the right to receive two Class A Ordinary Shares deposited pursuant to the Deposit Agreement.

2.    Representations and Warranties of the Company and the Selling Shareholders.

(a)    The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)    Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-1 (No. 333- 333-[●]) covering the registration of the Offered Shares under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.” The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Shares. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement.” A registration statement on Form F-6 (No. 333-231726) relating to the ADSs has been filed with the Commission and has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter called the “ADS Registration Statement”). The Company has filed, in accordance with Section 12 of the Exchange Act, a registration statement as amended (the “Exchange Act Registration Statement”), on Form 8-A (File No. 001-001-38923) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Class A Ordinary Shares and the ADSs. For purposes of this Agreement, all references to the Initial Registration Statement, the Additional Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus or the Final Prospectus (including any prospectus wrapper), or any amendment or supplement to any of the foregoing, shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As of the time of execution and delivery of this Agreement, each of the Initial Registration Statement and the ADS Registration Statement has been declared effective under the Act and is not proposed to be amended, and the Exchange Act Registration Statement has become effective, as provided in Section 12 of the Exchange Act. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. No stop order suspending the effectiveness of the Registration Statements (or any post-effective amendment thereto) or the ADS Registration Statement has been issued, and no proceedings for such purpose has been initiated or threatened by the Commission. The Offered Shares all have been or will be duly registered under the Act pursuant to the Initial Registration Statement, the ADS Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [•]am/pm (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Additional Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Shares and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley Act) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein, and any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)    Compliance with Requirements of the Act. (A) (i) At their respective Effective Times, (ii) on the date of this Agreement and (iii) on each Closing Date, each of the Initial Registration Statement, the ADS Registration Statement and the Additional Registration Statement (if any) and any amendments and supplement thereto conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus and any further amendments or supplements thereto will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iii)    Ineligible Issuer Status. (A) At the time of the initial filing of the Initial Registration Statement and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (i) the Company or any Controlled Entities (as defined below) in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (ii) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Shares, all as described in Rule 405.

(iv)    General Disclosure Package. As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus issued at or prior to the Applicable Time, the preliminary prospectus, dated [●], 2019 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(v)    Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, (A) conformed, conforms and will conform in all material respects to the requirements of the Act and the Rules and Regulations and (B) did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the General Disclosure Package or the Final Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (A) the Company has promptly notified or will promptly notify the Representatives and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule C, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. Each broadly available road show, when considered together with the General Disclosure Package, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi)    EGC Status and Testing-the-Waters Communication. (A) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act. (B) The Company (i) has not engaged in any Testing-the-Waters Communication, and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. (C) The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(vii)    Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. The currently effective memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives, and except as set forth in the exhibits to the Registration Statement, no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date.

(viii)    Controlled Entities. The subsidiaries and consolidated variable interest entities listed in Schedule E are referred to hereinafter each as a “Controlled Entity” and collectively as “Controlled Entities.” Each Controlled Entity has been duly incorporated and is validly existing as a corporation with limited liability and in good standing under the laws of the jurisdiction of its incorporation (to the extent such concept exists in such jurisdiction), with full corporate or other power and authority to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each Controlled Entity is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification; the constitutive documents of each Controlled Entity comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect. All of the issued and outstanding share capital of each Controlled Entity has been duly authorized and validly issued and is fully paid and nonassessable, in accordance with the applicable laws and its respective articles of association, and the capital stock of each Controlled Entity owned, directly or indirectly, by the Company, except as disclosed in the General Disclosure Package and the Final Prospectus, is owned free from liens, encumbrances and defects. None of the outstanding share capital or equity interest in any Controlled Entity was issued in violation of preemptive or similar rights of any security holder of such Controlled Entity. Apart from the Controlled Entities, the Company has no direct or indirect subsidiary or any other company over which it has direct or indirect effective control, which in each case constitutes a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X.

(ix)    VIE Agreements and Corporate Structure.

(A)    The description of the corporate structure of the Company and each of the agreements among the subsidiaries, the shareholders of the Controlled Entities that are variable interest entities (“VIEs”) and the VIEs, as the case may be (each a “VIE Agreement” and collectively, the “VIE Agreements”) as set forth in the General Disclosure Package and the Final Prospectus under the captions “Corporate History and Structure” and “Related Party Transactions” and filed as Exhibits 10.4 through 10.8 to the Registration Statement is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its subsidiaries and VIEs taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the General Disclosure Package and the Final Prospectus.

(B)    Each VIE Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto, except for the government authorizations to be required for the Company to exercise the option granted under the Exclusive Call Option Agreement to purchase the equity interests in the Controlled Entities; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. The corporate structure of the Company complies with all applicable laws and regulations of the PRC, and neither the corporate structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable laws and regulations of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the subsidiaries and VIEs or shareholders of the VIEs in any jurisdiction challenging the validity of any of the VIE Agreements, and no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(C)    The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the subsidiaries and VIEs pursuant to (i) the constitutive or organizational documents of the Company or any of the subsidiaries and VIEs, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the subsidiaries and VIEs or any of their properties, or any arbitration award, or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the subsidiaries and VIEs is a party or by which the Company or any of the subsidiaries and VIEs is bound or to which any of the properties of the Company or any of the subsidiaries and VIEs is subject. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and no such termination or non-renewal has been threatened by any of the parties thereto.

(D)    The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIEs, through its rights to authorize the shareholders of the VIEs to exercise their voting rights.

(x)    Offered Shares. The Offered Shares and all other outstanding shares of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus. All outstanding share capital of the Company including the Offered Shares, have been validly issued, fully paid and nonassessable, and conformed to the information in the General Disclosure Package and the Final Prospectus to the description of such Offered Shares contained in the Final Prospectus; the shareholders of the Company have no preemptive rights, resale right, rights of first refusal or similar right with respect to the Offered Shares; none of the outstanding share capital of the Company have been issued in violation of any preemptive right, resale right, right of first refusal or similar rights of any security holder; the Offered Shares and the underlying Class A Ordinary Shares to be sold by the Selling Shareholders, when delivered against payment heretofore pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and will be issued in compliance with all federal and state securities laws and were not be issued in violation of any preemptive right, resale right, right of first refusal or similar right of any security holder; upon payment of the purchase price in accordance with this Agreement at each Closing Date, the Depositary or its nominee, as the registered holder of the Class A Ordinary Shares represented by the Offered Shares, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association of the Company as then in effect; the Offered Shares, when delivered against payment heretofore, are freely transferable by the Selling Shareholders to or for the account of the several Underwriters and the initial purchasers thereof, and except as disclosed in the General Disclosure Package and the Final Prospectus and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of Class A Ordinary Shares represented by the Offered Shares or the Class A Ordinary Shares under the laws of the Cayman Islands, the British Virgin Islands, the PRC, Hong Kong or the United States, as the case may be; the Class A Ordinary Shares represented by the Offered Shares may be freely deposited by the Selling Shareholders with the Depositary or its nominee against issuance of the American Depositary Receipts (“American Depositary Receipts” or “ADRs”) evidencing Offered Shares as contemplated by the Deposit Agreement. Except as described in the General Disclosure Package and the Final Prospectus, there are (A) no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Class A Ordinary Shares or any of the share capital of the Company, and (B) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Controlled Entities.

(xi)    No Finder’s Fee. There are no contracts, agreements or understandings between the Company or the Controlled Entities and any person that would give rise to a valid claim against the Company or the Controlled Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and the Controlled Entities or any of their respective officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xii)    Registration Rights. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act. (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Restricted Period referred to in Section 5(a)(xi) hereof. Each of the individuals or entities identified in Schedule D hereto has furnished to the Representatives on or prior to the date hereof a letter or letters substantially in the form of Exhibit A hereto (the “Lock-Up Letter”).

(xiii)    Listing. The Offered Shares have been listed on the New York Stock Exchange, and the Company is not aware of any notice of delisting.

(xiv)    Share Capital. The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xv)    Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) in connection with the sale of the Offered Shares, except such as have been obtained, or made prior to the Closing Date, and are, or on the Closing Date will be, in full force and effect, including (A) under applicable blue sky laws in any jurisdiction in which the Offered Shares are offered and sold and (B) under the rules and regulations of the FINRA.

(xvi)    Title to Property. The Company and the Controlled Entities have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charge, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and the Controlled Entities hold any material leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them; and any real property and buildings held under lease by the Company and the Controlled Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and to be made thereof by them.

(xvii)    Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Transaction Documents and the issuance and sale of the Offered Shares hereunder will not (A) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Controlled Entities pursuant to, the charter or by-laws of the Company or any of the Controlled Entities, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Controlled Entities or any of their properties, or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the properties and assets of the Company or any of the Controlled Entities is subject, (B) result in any violation of the provisions of the memorandum and articles of association, charter or by-laws or similar organizational documents of the Company or any of the Controlled Entities, (C) result in the violation of any License (as defined below), or (D) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Controlled Entities except in clause (C) above, as would not result in a material adverse effect on the condition (financial or otherwise), results of operations, business, assets, properties or prospects of the Company and the Controlled Entities taken as a whole, or on the ability of the Company and the Controlled Entities to carry out their obligations under this Agreement and the Deposit Agreement (“Material Adverse Effect”).

(xviii)    Absence of Existing Defaults and Conflicts. Neither the Company nor any of the Controlled Entities is (A) in violation of its respective memorandum and articles of association, charter or by-laws or similar organizational documents, (B) in violation of or in default in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the property or assets of the Company or any of the Controlled Entities is subject or (C) in breach or violation of any provision of applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Controlled Entities or any of their properties and assets, except in the case of (C), such breach or violation that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xix)    Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes valid and legally binding obligations of the Company enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(xx)    Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The ADSs, when issued by the Depositary against the deposit of the Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and the persons in whose names such ADSs are registered will be entitled to the rights of registered holders of the ADSs specified therein and in the Deposit Agreement. The descriptions of this Agreement and the Deposit Agreement contained in the Registration Statement, General Disclosure Package and the Final Prospectus is true and accurate in all material respects.

(xxi)    Authorization of Registration Statements. The Registration Statement, the General Disclosure Package, the Final Prospectus, and the ADS Registration Statement, and the filing of the Registration Statement, the General Disclosure Package and the Final Prospectus as of the Applicable Time (to the extent such filing is required under Rule 433 of the Act), the Final Prospectus and the ADS Registration Statement with the Commission, have each been duly authorized by and on behalf of the Company, and each of the Registration Statement and the ADS Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(xxii)    Possession of Licenses and Permits. Except as disclosed in the General Disclosure Package and the Final Prospectus, each of the Company and the Controlled Entities possesses, and is in compliance with the terms of, and is not in in breach of or in default under, all adequate certificates, authorizations, franchises, concessions, consents, approvals, orders, licenses and permits and have made all declarations and filings with, the appropriate domestic or foreign, national, regional, local or other governmental or regulatory authorities (“Licenses”) that are necessary or material for the ownership, lease, license or use of their respective properties or assets or the conduct of their respective business now conducted or proposed to be conducted as described in the General Disclosure Package and the Final Prospectus, except where lack of the licenses would not, individually or in aggregate, result in a Material Adverse Effect, and have not received any notice of proceedings relating to the suspension, revocation or modification of any Licenses that, if determined adversely to the Company or any of the Controlled Entities, would individually or in the aggregate have a Material Adverse Effect. Such Licenses are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the General Disclosure Package and the Final Prospectus.

(xxiii)    Termination of Contracts. Neither the Company nor any of the Controlled Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Final Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of the Controlled Entities or, or to the best knowledge of the Company after due inquiry, by any other party to any such contract or agreement.

(xxiv)    Absence of Labor Dispute; Compliance with Labor Law. No labor dispute with the employees or third-party contractors of the Company or any of the Controlled Entities exists or, to the best knowledge of the Company after due inquiry, is contemplated or threatened and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and the Controlled Entities that could have a Material Adverse Effect. Except that the Controlled Entities have not made adequate employee benefit payments in accordance with the relevant PRC laws and regulations, which would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Controlled Entities are and have been in all times in compliance with all applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists or, to the best knowledge of the Company after due inquiry, is imminent.

(xxv)    Possession of Intellectual Property. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and the Controlled Entities own or possess adequate rights to use sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the General Disclosure Package and the Final Prospectus and except that would not, individually or in the aggregate, have a Material Adverse Effect, (A) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Controlled Entities; (B) there is no infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or the Controlled Entities or third parties of any of the Intellectual Property Rights of the Company or the Controlled Entities; (C) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or the Controlled Entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (E) there is no pending or threatened action, suit, proceeding or claim by others that the Company, any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (F) none of the Intellectual Property Rights used by the Company or the Controlled Entities in their businesses has been obtained or is being used by the Company or the Controlled Entities in violation of any contractual obligation binding on the Company or the Controlled Entities in violation of the rights of any persons; (G) the Company is unaware of any facts which it believes would form a reasonable basis for a successful challenge that any of the employees it currently employs are in or have ever been in material violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, noncompetition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or the Controlled Entities, or actions undertaken by the employee while employed with the Company or the Controlled Entities; (H) neither the Company nor any of the Controlled Entities are under an obligation to assign any of their rights in their patents and patent applications to a third party; (I) the Company and the Controlled Entities are not in breach of, and have complied in all respects with all terms of, any license or other agreement relating to Intellectual Property Rights; and (J) the business of the Company and the Controlled Entities are conducted in compliance with the applicable intellectual property laws and regulations in the PRC and all other applicable jurisdictions in all material respects.

(xxvi)    Environmental Laws. (A) (i) Neither the Company nor any of the Controlled Entities is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of the Controlled Entities owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of the Controlled Entities is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) neither the Company nor any of the Controlled Entities is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Company nor any of the Controlled Entities is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Company and the Controlled Entities have received and are in compliance with all, and have no liability under any permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) – (vi) such as would not individually or in the aggregate have a Material Adverse Effect; (B) to the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would have a Material Adverse Effect; (C) to the knowledge of the Company, there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect; and (D) in the ordinary course of its business, the Company periodically evaluates the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of it and the Controlled Entities, and, on the basis of such evaluation, the Company has reasonably concluded that such Environmental Laws will not, singly or in the aggregate, have a Material Adverse Effect. For purposes of this subsection, “Hazardous Substances” means (i) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (ii) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(xxvii)    Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management,” “Principal and Selling Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible For Future Sale,” “Taxation” and “Underwriting”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxviii)    Absence of Manipulation. None of the Company, the Controlled Entities nor their respective affiliates, as such term is defined in Rule 501(b) under the Act, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(xxix)    No Sale, Issuance and Distribution of Shares. Except as described in the General Disclosure Package and the Final Prospectus, the Company has not sold, issued or distributed any ordinary shares of the Company during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than shares issued pursuant to employee benefit plans (including employee shareholding platform), qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(xxx)    Operating and Other Company Data. All operating and other Company data disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, including but not limited to, the total enrollments, paid course enrollments, the number of instructors, the number of tutors, average enrollments per course, average gross billing per paid course enrollment, are true and accurate in all material respects.

(xxxi)    Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, the General Disclosure Package, and the Final Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(xxxii)    Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company, the Controlled Entities and the Company’s Board of Directors (the “Board”) are in compliance with the Sarbanes-Oxley Act and all applicable Rules and Regulations promulgated under the Exchange Act. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function, and legal and regulatory compliance controls (collectively, “Internal Controls”) which are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (E) material information relating to the Company and the Controlled Entities is made known to the Company’s principal executive officer and principal financial officer by others within those entities. Upon consummation of the offering of the Offered Shares, the Internal Controls will be overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with the Exchange Rules. Except as disclosed in the General Disclosure Package and the Final Prospectus under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect. Each of the Company’s independent directors meets the criteria for “independence” under the rules and regulations under the Exchange Act and the Exchange Rules, with respect to independent directors who are members of the Audit Committee, the Sarbanes-Oxley Act, the rules and regulations of the Commission and the Exchange Rules. Except as disclosed in the General Disclosure Package and the Final Prospectus, since the date of the latest audited financial statements included in the General Disclosure Package and the Final Prospectus, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxiii)    Absence of Accounting Issues. The Company has not received any notice, oral or written, from the Board stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board review or investigate, (A) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (B) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years; or (C) except as disclosed in the General Disclosure Package and the Final Prospectus, any Internal Control Event.

(xxxiv)    Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of the Controlled Entities, any officer or director of the Company, or any of their respective properties that, if determined adversely to the Company or any of the Controlled Entities (or such officer or director), would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Shares; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the best knowledge of the Company after due inquiry, contemplated. There are no legal or government proceedings that are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus and which are not so described.

(xxxv)    No Pending Proceedings against Directors and Executive Officers. To the Company’s knowledge after due inquiry, none of the Company’s directors and executive officers is a party to any legal, governmental or regulatory proceedings that would result in such director or officer to be unsuitable for his or her position on the Board or in the Company.

(xxxvi)    Financial Statements. The financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the financial position of the Company and the Controlled Entities as of the dates shown and their results of operations, changes in equity and cash flows for the periods specified and such financial statements have been prepared in compliance as to form with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission and in conformity with the generally accepted accounting principles in the United States applied on a consistent basis during the periods involved; the other financial information included in each of the Registration Statement, the General Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and the Controlled Entities, accurately and fairly presented and was prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package and the Final Prospectus that are not included as required; and the Company and the Controlled Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the General Disclosure Package and the Final Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package and the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(xxxvii)    Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the General Disclosure Package and the Final Prospectus accurately and fairly describes (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (B) the material judgments and uncertainties affecting the application of critical accounting policies and estimates; (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (D) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (E) all off-balance sheet commitments and arrangements of the Company and the Controlled Entities, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the General Disclosure Package and the Prospectus and have consulted with its independent accountants with regards to such disclosure.

(xxxviii)    No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Prospectus, (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities, taken as a whole, that is material and adverse, (B) there has been no purchase of its own outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, (C) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Controlled Entities, (D) neither the Company nor any of the Controlled Entities has (i) entered into or assumed any material transaction or agreement, (ii) incurred, assumed or acquired any material liability or obligation, direct or contingent, (iii) acquired or disposed of or agreed to acquire or dispose of any business or any other asset, or (iv) agreed to take any of the foregoing actions, and (E) neither the Company nor any of the Controlled Entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(xxxix)    Preliminary Prospectuses. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the applicable Rules and Regulations.

(xl)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Shares, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(xli)    PFIC Status. The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for any subsequent taxable year.

(xlii)    Payments of Dividends; Payments in Foreign Currency. None of the Company nor any of the Controlled Entities is prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any other Controlled Entity or (C) transferring any of its properties or assets to the Company or any other Controlled Entity. Except as disclosed in the General Disclosure Package and the Final Prospectus, under current laws and regulations of the Cayman Islands, Hong Kong and the PRC and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Shares may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands, Hong Kong and the PRC and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands, Hong Kong or the PRC will not be subject to income, withholding, value added or other taxes under laws and regulations of the Cayman Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body in the Cayman Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein.

(xliii)    Compliance with PRC Overseas Investment and Listing Regulations. Except as described in the General Disclosure Package and the Final Prospectus, each of the Company and the Controlled Entities has complied, and has taken all steps to ensure compliance by each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such individual or entity that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(xliv)    M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the State Administration of Foreign Exchange on August 8, 2006 and amended by the Ministry of Commerce on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. The issuance and sale of the Offer Shares and the American Depositary Shares, the listing and trading of the American Depositary Shares on the New York Stock Exchange and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (i) are not and will not be, as of the date hereof or at each Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(xlv)    Taxes. (A) The Company and each of the Controlled Entities have filed all national, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon, and no tax deficiency has been determined adversely to the Company or any of its Controlled Entities which has had (nor does the Company nor any of the Controlled Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or the Controlled Entities and which could reasonably be expected to have) a Material Adverse Effect. (B) The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined. (C) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Controlled Entities as described in the Registration Statement, the General Disclosure Package and the Final Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(xlvi)    Insurance. Each of the Company and the Controlled Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of the Controlled Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of the Controlled Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business; and there is no material insurance claim made by or against the Company or any of the Controlled Entities, pending, outstanding or threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid.

(xlvii)    Compliance with Anti-Corruption Laws. Neither the Company nor any of the Controlled Entities or their respective affiliates, nor any director, officer or employee thereof nor, to the Company’s best knowledge, any agent or representative of the Company or of any of the Controlled Entities or their respective affiliates, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to induce such government official to do or omit to do any act in violation of his lawful duties, influence official action or secure, obtain or retain business or any other improper advantage; (C) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (D) will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC or any applicable anti-corruption laws (collectively, the “Anti-Corruption Laws”); and the Company and the Controlled Entities and affiliates have conducted their businesses in compliance with Anti-Corruption Laws and have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Controlled Entities with respect to the Anti-Corruption Laws is pending or, to the Company’s best knowledge, threatened.

(xlviii)    Compliance with Anti-Money Laundering Laws. The operations of the Company and the Controlled Entities are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and the Controlled Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no investigation, action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of the Controlled Entities with respect to the Anti-Money Laundering Laws is pending or, to the Company’s best knowledge, threatened.

(xlix)    Compliance with Sanctions

(A)    Neither the Company nor any of the Controlled Entities, nor any director, officer or employee thereof, nor, to the Company’s best knowledge after due inquiry, any agent, affiliate or representative of the Company or any of the Controlled Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(i)    the subject or target of any sanctions administered or enforced by the U.S. government, including but not limited to the U.S. Department of Treasury’s Office of Foreign Assets Control and the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(ii)    located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria);

(B)    The Company represents and covenants that, for the past five years, the Company and the Controlled Entities have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government was, the subject of Sanctions.

(l)    IT Systems. The Company and the Controlled Entities have implemented and maintained effective controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of their IT system and data (including all personal, personally identifiable, sensitive, confidential or regulated data) used in connection with their businesses and implemented backup and disaster recovery technology consistent with industry standards and practice, and there have been no material breaches, violations, outages, security breach, attack or unauthorized uses of or accesses to same; the Company and the Controlled Entities are presently in material compliance with all applicable laws, rules and regulations, or internal policies relating to the privacy and security of its IT system and data.

(li)    Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement, any Additional Registration Statement or the most recent Statutory Prospectus or, in the case of documents, to be included as exhibits to the Registration Statement, that are not described and filed as required.

(lii)    Absence of Required Disclosure. No relationship, direct or indirect, exists between or among the Company or any of the Controlled Entities, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of the Controlled Entities, on the other, that is required by the Act to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus and that is not so described in such documents; the Company has not, directly or indirectly, including through any of the Controlled Entities, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any of the Controlled Entities, or to or for any family member or affiliate of any director or executive officer of the Company or any of the Controlled Entities.

(liii)    Related Party Transactions. All related party transactions required to be disclosed under the Securities Laws are disclosed in the General Disclosure Package under the heading “Related Party Transactions,” and such disclosure is true and accurate in all material respects.

(liv)    Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 of the Act.

(lv)    Independent Accountants. Deloitte Touche Tohmatsu Certified Public Accountants LLP (“DTT”), which has certified the financial statements filed with the Commission as part of the General Disclosure Package, the Final Prospectus and each Registration Statement, is an independent registered public accounting firm with respect to the Company and the Controlled Entities within the applicable rules and regulations adopted by the Commission and Public Company Accounting Oversight Board (United Sates) and as required by the Act.

(lvi)    No Unapproved Marketing Documents. The Company has not distributed and, prior to the later of any Closing Date and completion of the distribution of the Offered Shares, will not distribute any offering material in connection with the offering and sale of the Offered Shares other than any preliminary prospectus filed as part of the Registration Statement or as part of any amendment thereto , the Final Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, as set forth on Schedule C hereto.

(lvii)    No Qualification Requirement. It is not necessary under the laws of the Cayman Islands, the PRC or Hong Kong (A) to enable the Underwriters to enforce their rights under this Agreement or the Deposit Agreement, to enable any holder of the Offered Shares to enforce their respective rights thereunder, provided that they are not otherwise engaged in business in the Cayman Islands, the PRC or Hong Kong, or (B) solely by reason of the execution, delivery or consummation of this Agreement or the Deposit Agreement, for any of the Underwriters or any holder of Offered Shares of the Company to be qualified or entitled to carry out business in the Cayman Islands, the PRC or Hong Kong.

(lviii)    Merger or Consolidation. Neither the Company nor any of the Controlled Entities has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses.

(lix)    Validity of Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands, Hong Kong and the PRC and will be observed and given effect to by courts in the Cayman Islands and honored by courts in Hong Kong and the PRC. The Company has the power to submit, and pursuant to Section 18 hereof and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 18 hereof and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to the Transaction Documents, the General Disclosure Package, the Registration Statement, the ADS Registration Statement or the offering of the Offered Shares or the American Depositary Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 18 hereof and Section 7.6 of the Deposit Agreement.

(lx)    No Immunity. None of the Company or the Controlled Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, Hong Kong, the PRC, the State of New York or the United States, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, Hong Kong, PRC, New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of the Controlled Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Controlled Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 18 hereof and Section 7.6 of the Deposit Agreement.

(lxi)    Enforceability of Judgment. Each of the Transaction Documents is in proper form under the laws of the Cayman Islands or the PRC for the enforcement thereof against the Company, and to ensure the legality of evidence in the Cayman Islands and the PRC of such documents. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands and the PRC, provided that (A) with respect to courts of the Cayman Islands, such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is not in respect of taxes, a fine or a penalty, and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, and (B) with respect to courts of the PRC, (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the PRC, (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (iv) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in a foreign court. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or PRC.

(lxii)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the General Disclosure Package and the Final Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(lxiii)    FINRA Affiliations. There are no affiliations or associations between (A) any member of FINRA and (B) the Company or any of the Controlled Entities or any of their respective officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the initial filing date of the Registration Statement.

(lxiv)    Representation of Officers and/or Directors. Any certificate signed by any officer or director of the Company and delivered to the Representative or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

(b)    Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with, the several Underwriters that:

(i)    Good Standing of such Selling Shareholder. Any such Selling Shareholder that is not a natural person is duly organized and validly existing in its jurisdiction of formation.

(ii)     Title to the Shares. Such Selling Shareholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Class A Ordinary Shares represented by the Offered Shares to be delivered by such Selling Shareholder on each Closing Date and full right, power and authority to enter into this Agreement and, assuming the effectiveness of the Registration Statement and the ADS Registration Statement, to sell, assign, transfer and deliver the Offered Shares to be delivered by such Selling Shareholder and to deposit with the Depositary the Class A Ordinary Shares represented by the Offered Shares to be sold by such Selling Shareholder on each Closing Date hereunder; and upon the delivery of and payment for the Offered Shares to be sold by such Selling Shareholder on each Closing Date hereunder, (A) the several Underwriters will acquire a valid security entitlement to the Offered Shares to be delivered by such Selling Shareholder on such Closing Date and (B) no action based on any “adverse claim” as defined under Section 8-102 of the Uniform Commercial Code as in effect in the State of New York, to such Offered Shares may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that (A) no Underwriter has notice of any adverse claims, (B) such Offered Shares will have been registered to the accounts of the Underwriters with DTC or another securities intermediary, and (C) DTC or such other securities intermediary is a “securities intermediary” within the meaning of Section 8-102 of the Uniform Commercial Code and that the jurisdiction of DTC or such securities intermediary is the State of New York.

(iii)    Ordinary Shares Freely Depositable. The Class A Ordinary Shares represented by the Offered Shares to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary in accordance with the Deposit Agreement against the issuance of the ADSs; the ADSs, when issued and delivered against payment thereof, will be freely transferable by such Selling Shareholder to or for the accounts of the several Underwriters; and there are no restrictions on subsequent transfers of the ADSs under the laws of the Cayman Islands, the British Virgin Islands, the PRC, Hong Kong or the United States, except as described in the General Disclosure Package and the Final Prospectus.

(iv)    Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by any Selling Shareholder for the consummation of the transactions contemplated by the Power of Attorney (as defined below), the Custody Agreement (as defined below) or this Agreement in connection with the offering and sale of the Offered Shares sold by the Selling Shareholders, except such as have been obtained and made under the Act and such as may be required under state securities laws;

(v)     Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Power of Attorney (as defined below), the Custody Agreement (as defined below) and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of any Selling Shareholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over any Selling Shareholder or any of their properties or any agreement or instrument to which any Selling Shareholder is a party or by which any Selling Shareholder is bound or to which any of the properties of any Selling Shareholder is subject, or the charter or by-laws of any Selling Shareholder that is a corporation or the constituent documents of any Selling Shareholder that is not a natural person or a corporation;

(vi)    Custody Agreement. The Custody Agreement signed by such Selling Shareholder and the Company, as custodian (in such capacity, the “Custodian”), relating to the deposit of the Offered Shares to be sold by such Selling Shareholder (the “Custody Agreement”) in connection with the offer and sale of the Offered Shares contemplated herein has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and constitutes the valid and legally binding obligations of such Selling Shareholder enforceable in accordance with its terms. Such Selling Shareholder has full right, power and authority to perform its obligations under the Custody Agreement.

(vii)    Power of Attorney. The power of attorney (“Power of Attorney”), appointing certain individuals named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) relating to the transactions contemplated hereby and by the Final Prospectus, has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and constitutes a valid instrument granting the Attorneys-in-Fact named in such Power of Attorney, the power and authority stated therein, and permits the Attorneys-in-Fact, singly or collectively, to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney and such Power of Attorney has not been revoked, cancelled or terminated at any time.

(viii)    Disclosure Made by the Selling Shareholders. (A) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Registration Statement and the ADS Registration Statement at the time each became effective and at each Closing Date complied and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the Rules and Regulations, and the General Disclosure Package, the Final Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission and at each Closing Date, complied and will comply in all material respects with the Act and the Rules and Regulations, (C) the General Disclosure Package does not, and at the time of each sale of the Offered Shares in connection with the offering when the Final Prospectus is not yet available to prospective purchasers and at each Closing Date, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (D) each broadly available road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and (E) the Final Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph shall only apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder, expressly for use therein, it being understood and agreed that the only such information furnished by such Selling Shareholder consists of statements relating to such Selling Shareholder that appear under the heading “Principal and Selling Shareholders” in the Final Prospectus.

(ix)    No Pre-emptive Rights. Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Shares, that are to be sold by any other Selling Shareholders to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, rights, warrants, options or other securities from the Company, other than those described in the General Disclosure Package and the Final Prospectus.

(x)    No Registration Rights. Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xi)    Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and constitutes valid and legally binding obligations of each such Selling Shareholder.

(xii)    No FINRA Affiliations. There are no affiliations or associations between any member of FINRA that participates in the offering of the Offered Shares and such Selling Shareholder; none of the proceeds received by such Selling Shareholder from the sale of the Offered Shares to be sold by such Selling Shareholder hereunder will be paid to reduce or settle existing indebtedness owed to a member of FINRA or any affiliate of (or person “associated with,” as such terms are used in the rules of FINRA) such member.

(xiii)    No Other Marketing Documents. Such Selling Shareholder has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares by such Selling Shareholder.

(xiv)    No Undisclosed Material Information. The sale of the Offered Shares to be sold by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of the Controlled Entities that is not set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xv)    Absence of Manipulation. Neither such Selling Shareholder nor any of its affiliates, nor any person acting on its or their behalf has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares in violation of Regulation M or any other applicable laws, rules and regulations.

(xvi)    Compliance with Anti-Money Laundering Laws. Neither such Selling Shareholder nor any of its subsidiaries, nor any of its officers, directors and employees, nor, to such Selling Shareholder’s best knowledge after due inquiry, any affiliates, supervisors, managers, and agents of such Selling Shareholder, where applicable, has violated, nor will the participation of such Selling Shareholder in this offering violate any applicable Anti-Money Laundering Laws; and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to such Selling Shareholder’s knowledge, threatened.

(xvii)    Compliance with Sanctions Laws.

(A)     Neither such Selling Shareholder nor any of its subsidiaries, nor any director, officer or employee thereof, nor, to such Selling Shareholder’s best knowledge after due inquiry, any agent, affiliate or representative of such Selling Shareholder or any of its subsidiaries, is a Person that is, or is owned or controlled by one or more Persons that are:

(i)    the subject of any Sanctions, nor

(ii)    located, organized or resident in, or a national, governmental entity or agent of, a country or territory that is, the subject of comprehensive Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria);

(B)     Such Selling Shareholder represents and covenants that such Selling Shareholder and its subsidiaries will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions; or

(ii)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and

(C)    Such Selling Shareholder represents and covenants that, for the past five years, it and its subsidiaries have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of comprehensive Sanctions.

(xviii)    Compliance with Anti-Corruption Laws. Neither such Selling Shareholder nor any of its subsidiaries, nor any director, officer or employee acting on the behalf thereof, nor, to such Selling Shareholder’s best knowledge after due inquiry, any affiliate, agent or representative of Such Selling Shareholder or of any of its subsidiaries, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) taken or will take any action on behalf of such Selling Shareholder or its subsidiaries in furtherance of an offer, payment, promise to pay, or authorization or approval of the unlawful payment, giving of unlawful money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to induce such government official to do or omit to do any act in violation of his lawful duties, unlawfully influence official action or secure, obtain or retain business or any other improper advantage; (C) made, offered, agreed, requested or taken an act on behalf of such Selling Shareholder or its subsidiaries in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (D) will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of the Anti-Corruption Laws; and such Selling Shareholder and its subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries with respect to the Anti-Corruption Laws is pending or, to such Selling Shareholder’s knowledge, threatened.

(xix)    ESOP Related. Such Selling Shareholder is not (A) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended, (B) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 or (C) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101.

(xx)    No Finder’s Fee. There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance other than this Agreement with respect to the Selling Shareholder or any of its respective officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the FINRA.

(xxi)    Stamp Duty. Except as disclosed in the General Disclosure Package and the Final Prospectus, no transaction, stamp, or other issuance, registration, transfer or withholding tax or duty is payable by or on behalf of the Underwriters to the government of the PRC, Hong Kong, Cayman Islands or British Virgin Islands or any political subdivision or taxing authority thereof in connection with (A) the sale and delivery of the Offered Shares by such Selling Shareholders, the deposit of the Class A Ordinary Shares by such Selling Shareholder with the Depositary and the Custodian, the issuance of the Offered Shares by the Depositary, and the delivery of the Offered Shares to or for the account of the Underwriters, (B) the purchase from such Selling Shareholder of the Offered Shares and the initial sale and delivery of the Offered Shares to purchasers thereof by the Underwriters in the manner contemplated herein, or (C) the execution, delivery or performance of this Agreement or the Deposit Agreement.

3.    Purchase, Sale and Delivery of Offered Shares. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Firm Shares Selling Shareholder, severally but not jointly, agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from such Firm Shares Selling Shareholder, at a purchase price of US$[●] per ADS, that number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) set forth opposite the name of such Underwriter in Schedule A hereto.

Executed transfer forms for the Class A Ordinary Shares represented by the Offered Shares to be sold by the Selling Shareholders hereunder have been placed in custody, for delivery under this Agreement, under the Custody Agreement. Each Selling Shareholder agrees, severally and not jointly, that the Class A Ordinary Shares represented by the transfer forms held in custody for such Selling Shareholder under the Custody Agreements are subject to the interests of the Underwriters hereunder; that the arrangements made by such Selling Shareholder for such custody and the appointment by such Selling Shareholders of the Attorneys-in-Fact by the Power of Attorney, are to the extent set forth therein irrevocable; and that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of an estate or a trust, by the death of any executor or trustee or trustees or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event. If any individual Selling Shareholder or any such executor, trustee or trustees should die or become incapacitated, or if any of such estate or trusts should be terminated, or if any such partnership, limited liability company or corporation should be dissolved, or if any other such event should occur, before the delivery of the Offered Shares hereunder, certificates for such Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and actions taken by the Attorneys-in-Fact pursuant to the Power of Attorney shall be as valid as if such death, dissolution or other event or termination had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them shall have received notice of such death, incapacity, termination, dissolution or other event.

The Firm Shares Selling Shareholders will deliver the Firm Shares to the Representatives in a form reasonably acceptable to the Representatives through the facilities of The Depository Trust Company (“DTC”) for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by wire transfer to account(s) at bank(s) acceptable to the Representatives drawn to the order of the Firm Shares Selling Shareholders for themselves, as the case may be, at [10 A.M.], New York time, on [●], 2019, or at such other time not later than seven full business days thereafter as the Representatives and the Firm Shares Selling Shareholders determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Shares sold pursuant to the offering.

In addition, upon written notice from the Representatives given to the Optional Shares Selling Shareholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Shares at the purchase price per ADS to be paid for the Firm Shares. The Optional Shares Selling Shareholders agree to sell to the Underwriters the number of Optional Shares obtained by multiplying the number of Optional Shares specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the name of such Optional Shares Selling Shareholder in Schedule B hereto under the caption “Number of Optional Shares to be Sold” and the denominator of which is the total number of Optional Shares (subject to adjustment by the Representatives to eliminate fractions). Such Optional Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter’s name bears to the total number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine). No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Optional Shares Selling Shareholders.

Each time for the delivery of and payment for the Optional Shares, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Shares is given. The Optional Shares Selling Shareholders will deliver the Optional Shares being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefore in Federal (same day) funds by wire transfer to account(s) at bank(s) acceptable to the Representatives drawn to the order of the Optional Shares Selling Shareholders for themselves.

4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Shares for sale to the public as set forth in the Final Prospectus. It is further understood that the Offered Shares are to be offered to the public initially at US$[●] per ADS.

5.    Certain Agreements of the Company and the Selling Shareholders.

(a)    The Company agrees with the several Underwriters that:

(i)    Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Shares under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(ii)    Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, the ADS Registration Statement, any Additional Registration Statement, any Exchange Act Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent (which consent shall not be unreasonably withheld or delayed); and the Company will also advise the Representatives promptly of (A) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (B) any amendment or supplementation of a Registration Statement, the ADS Registration Statement, any Exchange Act Registration Statement or any Statutory Prospectus, (C) any request by the Commission or its staff for any amendment to any Registration Statement, any Exchange Act Registration Statement or the ADS Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (D) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (E) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)     Continued Compliance with Securities Laws. If, in the opinion of counsel for the Underwriters, at any time when a prospectus relating to the Offered Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs or condition exists as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the applicable law, the Company will promptly notify the Representatives of such event or condition and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, either amendments to the Registration Statement or supplements to the Final Prospectus so that the statements in the Registration Statement or Final Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(iv)    Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 60th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(v)    Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (including such number of copies that will be signed and will include all exhibits thereto as requested by the Representatives), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives requests. The Final Prospectus shall be so furnished on or prior to 5:00 P.M., New York time, on the second business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available.

(vi)    Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Shares for sale under the laws of such jurisdictions as the Representatives designates and will continue such qualifications in effect so long as required for the distribution of the Offered Shares.

(vii)    Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (A) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (B) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on the EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(viii)    [Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Selling Shareholders agree, on a pro rata basis based on the number of the Offered Shares sold by the Selling Shareholders at the First Closing Date to pay or cause to be paid all expenses and fees incident to the performance of the obligations of the Company under this Agreement, including but not limited to (A) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Offered Shares and the American Depositary Shares under the Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Final Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (B) all costs and expenses related to the transfer and delivery of the Offered Shares and the American Depositary Shares to the Underwriters, including any transfer or other taxes payable thereon, (C) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Offered Shares or the American Depositary Shares under state securities laws and all expenses in connection with the qualification of the Offered Shares and American Depositary Shares for offer and sale under state securities laws as provided in Section 5(vi) hereof, including filing fees, reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (D) all filing fees in connection with the review and qualification of the offering of the Offered Shares by FINRA, (E) the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Offered Shares by FINRA of up to [US$20,000], (F) all costs and expenses incident to listing the American Depositary Shares on the New York Stock Exchange, (G) the cost of printing certificates representing the Offered Shares or the American Depositary Shares, (H) the costs and charges of any transfer agent, registrar or depositary, (I) the costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the American Depositary Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of presentation slides and graphics, fees and expenses of any consultants engaged in connection with the investor presentations with the prior approval of the Company, travel, meals and lodging expenses of representatives and officers of the Company and any such consultants, provided, however, for purposes of this clause (I), consultants and representatives shall not include the Underwriters or any of their employees, and (J) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that, except as provided in this Section, and Section 8 and Section 10 hereof, the Underwriters will pay all of their costs and expense, including without limitation, the fees of their counsel, share transfer taxes on resale of any of the Offered Shares by them, and any advertising expenses in connection with any offers they may make. The Underwriters agree to cover certain expenses incurred by the Company in such amount as mutually agreed to by the Underwriters and the Company in connection with the sale of the Offered Shares.]

(ix)    Absence of Manipulation. The Company agrees not to, and agrees to cause the Controlled Entities not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Shares.

(x)    Taxes. The Company will indemnify and hold harmless the Underwriters against any transaction, stamp, capital or other issuance, registration, documentary, transaction, transfer, withholding, income or other similar taxes or duties, including any interest and penalties, on the creation, allotment, issue and sale of the Offered Shares and on the execution and delivery of, and the performance of the obligations (including the initial resale and delivery of the American Depositary Shares by the Underwriters) under, this Agreement or the Deposit Agreement and on bringing any such document within any jurisdiction. All payments to be made by the Company hereunder shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(xi)    Restriction on Sale of Shares by Company. Without the prior written consent of the Representatives on behalf of the Underwriters, the Company will not, directly or indirectly, during the period ending 90 days after the date of the Final Prospectus (the “Restricted Period”), (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, American Depositary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares, or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or American Depositary Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Ordinary Shares, American Depositary Shares or such other securities, in cash or otherwise, or (C) confidentially submit any draft registration statement or file any registration statement with the Commission relating to the offering of any Ordinary Shares, American Depositary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares. The aforementioned restrictions shall not apply to (i) the Offered Shares to be sold hereunder, (ii) the issuance of any American Depositary Shares or ordinary shares issued by the Company upon the exercise of an option or warrant or the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Final Prospectus, (iii) the grant or issuance of any American Depositary Shares or ordinary shares, restricted shares, restricted share units or options to purchase American Depositary Shares or ordinary shares granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Final Prospectus, (iv) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ordinary shares or American Depositary Shares of the Company, provided that (x) such plan does not provide for the transfer of the any American Depositary Shares or ordinary shares during the Restricted Period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of any American Depositary Shares or ordinary shares may be made under such plan during the Restricted Period, or (v) any registration statement on Form S-8.

(xii)    Compliance with Laws. The Company will comply with and will require the Company’s directors and executive officers, in their capacities as such, to comply with all applicable Securities Laws. The Company and the Controlled Entities will undertake measures to implement, by the time such systems are required by the Exchange Act, systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act.

(xiii)    Compliance with Deposit Agreement. The Company will, on or prior to the First Closing Date and each applicable Optional Closing Date, deposit the Offered Shares with the Depository in accordance with the provisions of the Deposit Agreement and comply with the terms of the Deposit Agreement so that the American Depositary Shares will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the First Closing Date and each applicable Optional Closing Date.

(xiv)    Cayman Islands Matters. (A) The Company will not attempt to avoid any judgment obtained by it in a court of competent jurisdiction outside the Cayman Islands; (B) following the consummation of the offering, the Company will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (C) the Company will use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(xv)    PRC Legal Compliance. The Company will comply with the PRC Overseas Investment and Listing Regulations, and will use its reasonable efforts to cause its shareholders that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(xvi)    Emerging Growth Company and Foreign Private Issuer. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company or a Foreign Private Issuer at any time prior to the later of (A) completion of the distribution of the Offered Shares within the meaning of the Act and (B) completion of the Restricted Period.

(xvii)    No Offer or Sale of Shares. The Company agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Offered Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Shares, in each case other than the Final Prospectus.

(xviii)    Maintaining the Listing. The Company will use best efforts to maintain the listing of the Offered Shares on the New York Stock Exchange.

(xix)    Insurance. Prior to the Closing Date, the Company will have purchased insurance covering its directors and officers for liabilities or losses arising in connection with this offering, including, without limitation, liabilities or losses arising under the Act, the Exchange Act and the Rules and Regulations.

(xx)    Compliance with PRC laws. The Company will implement and maintain effective measures reasonably designed to comply with PRC laws and regulations concerning the private education, copyrights, information dissemination over the Internet, user privacy protection and other applicable aspects of the Company’s operations. The Company will use best effort to rectify or cure any non-compliance and maintain compliance with PRC laws and regulations applicable to the Company’s operation.

(xxi)    Citizenship of the Shareholders of the VIE. The Company agrees that in the event any of the shareholders of any of the VIEs is no longer a PRC citizen or a PRC entity; or has obtained citizenship or naturalization in any other jurisdiction, the Company will immediately (A) undertake and cause the transfer of shares in the VIE(s) owned by such shareholder to existing shareholders of the respective VIE or such other persons who are PRC citizens and who do not have applications for naturalization pending in any other jurisdiction so as to comply with the terms of any Licenses necessary or material to the conduct of the business of the Company and the Controlled Entities as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, (B) cause the amendment and the execution and delivery of the relevant VIE Agreements so as to become valid and legally binding obligations of the parties thereto, enforceable in accordance with their terms, and (C) to complete any required filing or registration with any person (including any governmental agency or body or any court) pursuant to relevant PRC law, statutes or any order, rule or regulation of any PRC governmental agency and the VIE Agreements.

(b)    Each Selling Shareholder, severally and not jointly, agrees with the several Underwriters that:

(i)    Such Selling Shareholder shall have entered into a lock-up agreement substantially in the form set forth in Exhibit A hereto.

(ii)    Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Shares

(iii)    Such Selling Shareholder agrees to notify promptly the Company and the Representatives of any change in the information supplied in writing relating to such Selling Shareholder in the Registration Statement, the General Disclosure Package and the Final Prospectus at any time prior to the date on which the distribution of the Offered Shares as contemplated herein and in the Registration Statement, the General Disclosure Package and the Final Prospectus has been completed, as determined by the Representatives.

(iv)    Such Selling Shareholder agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Offered Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Shares, in each case other than the Final Prospectus.

(v)    Such Selling Shareholder will indemnify and hold harmless the Underwriters against any transaction, stamp, capital or other issuance, registration, documentary, transfer, withholding, income or other similar taxes or duties, including any interest and penalties, on the creation, allotment, issue and sale of the Offered Shares by such Selling Shareholder and on the execution and delivery of, and the performance of the obligations (including the initial resale and delivery of the American Depositary Shares by the Underwriters) under this Agreement or the Deposit Agreement and on bringing any such document within any jurisdiction. All payments to be made by such Selling Shareholder hereunder shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, such Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(vi)    Such Selling Shareholder and/or its direct or indirect owners or controlling persons that is a PRC resident or PRC citizen will use its best efforts to comply with any applicable rules and regulations of the SAFE, including without limitation, completing any registration and other procedures required under applicable rules and regulations of the SAFE, and irrevocably authorizing the controlling person in writing, in accordance with applicable rules and regulations of the SAFE, to handle any registrations and other procedures required under applicable rules and regulations of the SAFE on their behalf.

(vii)     Such Selling Shareholder agrees to pay or cause to be paid (A) any underwriting discounts and commissions payable in connection with the Offered Shares sold by such Selling Shareholder, (B) the fees, disbursements and expenses of any counsel appointed by such Selling Shareholder in connection with the registration and delivery of the Offered Shares and the American Depositary Shares under the Act, and (C) the costs and charges of the Depositary in connection with the Offered Shares to be sold by such Selling Shareholder.

(viii)    On or prior to the Closing Date, such Selling Shareholder will deposit, or cause to be deposited on its behalf, Ordinary Shares with the Depositary in accordance with the provision of the Deposit Agreement.

6.    Free Writing Prospectuses. The Company and the Selling Shareholders represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, the Selling Shareholders and the Representatives, it has not made and will not make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company, the Selling Shareholders and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company and each of the Selling Shareholders represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.    Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Optional Shares to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

(a)    Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of DTT, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(b)    Effectiveness of Registration Statement. The Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement have become effective on the date of this Agreement and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued under the Act or the Exchange Act, and no proceedings for such purpose are pending before or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A. No Issuer Free Writing Prospectus, Statutory Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Final Prospectus shall have been filed to which the Representatives shall have objected in writing.

(c)    No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (A) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to market the Offered Shares; (B) any downgrading in the rating of any securities of the Company or any of the Controlled Entities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)); (C) any change in either U.S., or PRC or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market or to enforce contracts for the sale of the Offered Shares, whether in the primary market or in respect of dealings in the secondary market; (D) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, the Nasdaq Global Market, or any setting of minimum or maximum prices for trading on such exchange; (E) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (F) any banking moratorium declared by any U.S. federal , New York or PRC authorities; (G) any major disruption of settlements of securities, payment or clearance services in the United States, the PRC or any other country where such securities are listed or (H) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or the PRC, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impracticable or inadvisable to market the Offered Shares or to enforce contracts for the sale of the Offered Shares.

(d)    Opinion of U.S. Counsel for the Company. The Representatives shall have received an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(e)    Opinion of Hong Kong Counsel for the Company. The Representatives shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, Hong Kong counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(f)    Opinion of Cayman Islands Counsel for the Company. The Representatives shall have received an opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(g)    Opinion of PRC Counsel for the Company. The Representatives shall have received an opinion of Tian Yuan Law Firm, PRC counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(h)    Opinion of U.S. Counsel for Underwriters. The Representatives shall have received an opinion and negative assurance letter of Wilson Sonsini Goodrich & Rosati, Professional Corporation, U.S. counsel for the Underwriters, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(i)    Opinion of PRC Counsel for the Underwriters. The Representatives shall have received an opinion of Han Kun Law Offices, PRC counsel for the Underwriters, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(j)    Opinion of Depositary’s Counsel. The Representatives shall have received an opinion of White & Case LLP, counsel for the Depositary, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(k)    Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, as the case may be, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: (A) the representations and warranties of the Company in this Agreement are true and correct as of such Closing Date; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (B) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; (C) the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and (D) subsequent to the respective date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no development or event having a Material Adverse Effect, or any development or event involving a prospective change that is reasonably likely to have a Material Adverse Effect, except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate; and (E) with respect to such other matters as the Representatives may reasonably require.

(l)    Chief Financial Officer’s Certificate. The Representatives shall have received on such Closing Date, as the case may be, a certificate, dated such date and signed by the chief financial officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the General Disclosure Package and the Final Prospectus, in form and substance satisfactory to the Representatives.

(m)    Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lockup letters executed by individuals and entities listed on Schedule D, substantially in the form of Exhibit A hereto.

(n)    Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement which shall be in full force and effect on the Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Class A Ordinary Shares and the issuance of the American Depositary Shares representing such Class A Ordinary Shares in accordance with the Deposit Agreement.

(o)    Depositary Certificate. The Depositary shall have furnished or caused to be furnished to the Representatives a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Class A Ordinary Shares against issuance of the American Depositary Shares, the execution, issuance, countersignature and delivery of the American Depositary Shares pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(p)    Listing. The American Depositary Shares representing the Class A Ordinary Shares shall have been approved for listing on the New York Stock Exchange.

(q)    No FINRA Objections. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(r)    DTC. On or prior to the First Closing Date, the American Depositary Shares representing Offered Shares shall be eligible for clearance and settlement through the facilities of DTC.

(s)    Filing Fees. The Company shall have paid the required Commission filing fees relating to the Offered Shares in such amount and within the time frame provided in the Act and the Rules and Regulations.

(t)    Requested Information. On such Closing Date, as the case may be, the Representatives and counsel for the Representatives shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the General Disclosure Package and the Final Prospectus, issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(u)    Opinion of U.S. Counsel for Selling Shareholders. The Representatives shall have received one or more customary opinions from Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel related to the Selling Shareholders, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(v)    Opinion of Cayman Islands Counsel for Selling Shareholders. The Representatives shall have received one or more customary opinions of Maples and Calder (Hong Kong) LLP, Cayman counsel to the Selling Shareholders, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(w)    Opinion of Local Counsel for Selling Shareholders. The Representatives shall have received one or more customary opinions of Maples and Calder (Hong Kong) LLP, local counsel to the Selling Shareholders (other than Selling Shareholders who are natural persons), dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(x)    Power of Attorney and Custody Agreement. Each Selling Shareholder shall have delivered to the Representatives a Power of Attorney and a Custody Agreement, each of which duly executed and in form and substance reasonably satisfactory to the Representatives.

(y)    Selling Shareholder’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, as the case may be, of an attorney-in-fact of each Selling Shareholder, in which the attorney-in-fact shall state that: the representations and warranties of such Selling Shareholder in this Agreement are true and correct as of such Closing Date, as the case may be; such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, as the case may be; and such attorney-in-fact was duly acting as the attorney-in-fact of such Selling Shareholder at the respective times of the signing and delivery of this Agreement, the applicable lock-up agreement for such Selling Shareholder, the Custody Agreement and any other document executed and delivered by such attorney-in-fact prior to or on such Closing Date, as the case may be, on behalf of such Selling Shareholder, if any.

(z)    Form W-9/Form W-8. The Representatives shall have received a United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) properly completed and executed by each Selling Shareholder.

The Company and the Selling Shareholders will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably requests. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Optional Securities on an Optional Closing Date which is after the First Closing Date, the obligations of the several Underwriters to purchase the relevant Optional Shares shall be deemed terminated by the Company and the Selling Shareholders at any time at or prior to the First Closing Date or such Optional Closing Date, as the case may be, unless as otherwise provided, and such termination shall be without liability of any party to any other party except as provided in Section 10.

8.    Indemnification and Contribution.

(a)    Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its respective partners, members, directors, officers, employees, agents, affiliates and such affiliates’ directors, officers, and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement (including any amendment thereof) at any time or the ADS Registration Statement (including any amendment thereof) at any time, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus at any time, the Final Prospectus (including any amendment or supplement thereto), any Issuer Free Writing Prospectus, or any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act, any road show as defined in Rule 433(h) under the Act (a “road show”), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b)    Indemnification of Underwriters by the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement (including any amendment thereof) at any time or the ADS Registration Statement (including any amendment thereof) at any time, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus at any time, the Final Prospectus (including any amendment or supplement thereto), any Issuer Free Writing Prospectus, or any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act, any road show, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided that notwithstanding the generality of the foregoing, (i) each Selling Shareholder will only be liable pursuant to this section 8(b) to the extent that such loss, claim, damage, liability, action, litigation, investigation or proceeding arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder expressly for use therein, it being understood and agreed that the only such written information furnished by such Selling Shareholder consists of the statements relating to such Selling Shareholder in the section under the heading “Principal and Selling Shareholders” in the Registration Statement, the Statutory Prospectus, the Final Prospectus, the Issuer Free Writing Prospectus or any amendment or supplement thereto, and (ii) the liability of each Selling Shareholder pursuant to this section 8(b) shall not exceed the product of (x) the number of ADSs sold by such Selling Shareholder to the Underwriters hereunder and (y) the Purchase Price as set out in this Agreement.

(c)    Indemnification of the Company and the Selling Shareholders. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as well as the Selling Shareholders (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement (including any amendment thereof) at any time or the ADS Registration Statement (including any amendment thereof) at any time, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus at any time, the Final Prospectus (including any amendment or supplement thereto), any Issuer Free Writing Prospectus, or any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act, any road show, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Underwriter Indemnified Party by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the addresses of the Representatives appearing in the [tenth] paragraph under the caption “Underwriting.”

(d)    Actions against Parties; Notification. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought under subsection (a), (b) or (c) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (B) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Act, (B) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and (C) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second, third and fourth sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (B) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (A) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, and (B) does not include any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)    Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b), (c) or (d) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b), (c) or (d) above (A) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Selling Shareholders, as the case may be, on the one hand and the Underwriters on the other from the offering of the Offered Shares or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company or the Selling Shareholders, as the case may be, on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company or the Selling Shareholders, as the case may be, on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company or the Selling Shareholders, as the case may be, bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders, as the case may be, on the one hand and the Underwriters on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter under this Agreement exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (e).

9.    Default of Underwriters or one of more Selling Shareholders.

(a)    If any Underwriter or Underwriters default in their obligations to purchase Offered Shares hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Shares that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Shares with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Shares that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Offered Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter , the Company or the Selling Shareholders except as provided in Section 10 (provided that if such default occurs with respect to Optional Shares after the First Closing Date, this Agreement will not terminate as to the Firm Shares or any Optional Shares purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

(b)    If a Selling Shareholder fails at a Closing Date to sell and deliver the number of Offered Shares which such Selling Shareholder is obligated to sell hereunder, the remaining Selling Shareholders shall have the right to increase, pro rata or otherwise, the number of Offered Shares to be sold by them hereunder to the total number to be sold by all non-defaulting Selling Shareholders as set forth in Schedule B hereto. If none of the remaining Selling Shareholders exercises the right hereby granted to fully make up for the shortfall amount, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (A) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 2, 8, 12, 18, 19, 21 shall remain in full force and effect or (B) elect to purchase the Offered Shares which the non-defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section 9(b) shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default. In the event of a default by any Selling Shareholder as referred to in this Section 9(b), each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone such Closing Date for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Final Prospectus or in any other documents or arrangements.

10.    Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, of the Selling Shareholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, or any Selling Shareholder, and will survive delivery of and payment for the Offered Shares. If the purchase of the Offered Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9(a) hereof, the Company and the Selling Shareholders will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Shares, and the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Shares have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.    Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or sent and confirmed to the Representatives c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, United States, Attention: Marc Bernstein, c/o Goldman Sachs (Asia) L.L.C., 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, Attention: Edward Byun, c/o BofA Securities, Inc., One Bryant Park, New York, New York 10036, United States, Attention: Syndicate Department, or, if sent to the Company, will be mailed, delivered or sent and confirmed to Tower C, Beyondsoft Building, 7 East Zone, 10 Xibeiwang East Road, Haidian District, Beijing 100193, People’s Republic of China, Attention: Nan Shen, or, if sent to the Selling Shareholders or any of them, will be mailed, delivered or sent and confirmed to their respective address listed on Schedule F hereto; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purpose of this Section 13:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14.    Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

15.    Absence of Fiduciary Relationship. Each of The Company and the Selling Shareholders acknowledges and agrees to each of the following

(a)    No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Shares and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company or the Selling Shareholders on other matters;

(b)    Arms’ Length Negotiations. The price of the Offered Shares set forth in this Agreement was established by the Company and the Selling Shareholders following discussions and arms-length negotiations with the Representatives and the Company and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; and

(c)    Absence of Obligation to Disclose. The Company and the Selling Shareholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Shareholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(d)    Waiver. The Company and the Selling Shareholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company and the Selling Shareholders, including their respective shareholders, employees or creditors.

16.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

17.    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

18.    Submission to Jurisdiction; Appointment of Agent for Service. Each of the Company and the Selling Shareholders hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the General Disclosure Package, the Final Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the American Depositary Shares or the transactions contemplated hereby. Each of the Company and the Selling Shareholders irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the General Disclosure Package, the Final Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the American Depositary Shares or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company and the Selling Shareholders irrevocably appoint Law Debenture Corporate Services Inc., as their respective authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company and each such Selling Shareholder in any such suit or proceeding. Each of the Company and the Selling Shareholders further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

19.     Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company or any Selling Shareholder pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the Selling Shareholders agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or such Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

20.    Partial Unenforceability. The invalidity or unenforceability of any section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, subsection, paragraph or provision hereof. If any section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

21.    Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the sale and purchase of the Offered Shares and the offering of the Offered Shares, represents the entire agreement between the Company, the Selling Shareholders and the Underwriters with respect to the preparation of any Statutory Prospectus, the General Disclosure Package, the Final Prospectus, the conduct of the offering, and the purchase and sale of the Offered Shares and the offering of the Offered Shares.

22.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

23.    Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[Signature pages follow]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

GSX TECHEDU INC.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

Very truly yours,

The Selling Shareholders named in Schedule B attached hereto

By:
Name:
Title:

As Attorneys-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule B attached hereto

[Signature page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the Representatives of the several Underwriters:

By	CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

By	GOLDMAN SACHS (ASIA) L.L.C.
(Incorporated in Delaware, U.S.A. with limited liability)

By:
Name:
Title:

By	BOFA SECURITIES, INC.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Shares to be Purchased
Credit Suisse Securities (USA) LLC	[●]
Goldman Sachs (Asia) L.L.C.	[●]
BofA Securities, Inc.	[●]
Deutsche Bank Securities Inc.	[●]

Total	15,000,000

SCHEDULE B

Firm Shares Selling Shareholders	Number of Firm Shares to be Sold
Rolancy International Limited	619,470
QFcapital Limited	1,687,500
QF Group Limited	1,500,000
ROGER INTERNATIONAL VENTURE LIMITED	1,800,000
JSR Limited	1,249,662
JPXC LIMITED	2,230,869
Banyan Partners Fund II, L.P.	2,812,500
ABUNDANT DELIGHT LIMITED	750,000
Origin Beyond Limited	2,349,999

Total	15,000,000

Optional Shares Selling Shareholders	Number of Optional Shares to be Sold
Jenny and Jerry International Limited	1,999,998
Super Energy Global Limited	250,002

Total	2,250,000

SCHEDULE C

General Use Free Writing Prospectuses (included in the General Disclosure Package)

1.    [●]

Other Information Included in the General Disclosure Package

1.	Pricing Information: US$[●] per ADS

SCHEDULE D

LIST OF LOCKED-UP PARTIES

All directors and executive officers of the Company:

1.	Larry Xiangdong Chen

2.	Huaiting Zhang

3.	Xin Fan

4.	Yiming Hu

5.	Ming Liao

6.	Xiuping Qi

7.	Wei Liu

8.	Nan Shen

Ordinary shareholders of the Company:

1.	ABUNDANT DELIGHT LIMITED (欣盛有限公司)

2.	Ebetter International Group Limited

3.	Origin Beyond Limited

4.	Irefresh Future Limited

5.	QFcapital Limited

6.	ROGER INTERNATIONAL VENTURE LIMITED

7.	QF Group Limited

8.	JSR Limited

9.	JPXC LIMITED

10.	Banyan Partners Fund II, L.P.

11.	Jenny and Jerry International Limited

12.	Rolancy International Limited

13.	Super Energy Global Limited

14.	Huai Yuan Group Limited

SCHEDULE E

CONTROLLED ENTITIES OF THE COMPANY

Name	Place of Incorporation
1. BaiJiaHuLian HK Holdings Limited	Hong Kong

2. 北京乐学帮网络技术有限公司 (Beijing Lexuebang Network Technology Co., Ltd.)	PRC

3. 北京百家互联科技有限公司 (Beijing BaiJiaHuLian Technology Co., Ltd.)	PRC

4. 北京跟谁学科技有限公司 (Beijing Genshuixue Technology Co., Ltd.)	PRC

5. 北京加紫科技有限公司 (Beijing Jiazi Technology Co., Ltd.)	PRC

6. 北京高途云集教育科技有限公司 (Beijing GaoTuYunJi Education Technology Co., Ltd.)	PRC

7. 北京百家成蹊教育科技有限公司 (Beijing BaiJiaChengXi Education Technology Co., Ltd.)	PRC

8. 上海金囿教育科技有限公司 (Shanghai Jinyou Education Technology Co., Ltd.)	PRC

SCHEDULE F

LIST OF NOTICE ADDRESSES

Selling Shareholder	Notice Address

Jenny and Jerry International Limited	Tower C, Beyondsoft Building, 7 East Zone, 10 Xibeiwang East Road, Haidian District, Beijing 100193, People’s Republic of China, Attention: Gangjiang Li

Rolancy International Limited	Tower C, Beyondsoft Building, 7 East Zone, 10 Xibeiwang East Road, Haidian District, Beijing 100193, People’s Republic of China, Attention: Bin Luo

Super Energy Global Limited	Tower C, Beyondsoft Building, 7 East Zone, 10 Xibeiwang East Road, Haidian District, Beijing 100193, People’s Republic of China, Attention: Yuxiao Song

QFcapital Limited	Tower C, Beyondsoft Building, 7 East Zone, 10 Xibeiwang East Road, Haidian District, Beijing 100193, People’s Republic of China, Attention: Nan Shen

QF Group Limited	Tower C, Beyondsoft Building, 7 East Zone, 10 Xibeiwang East Road, Haidian District, Beijing 100193, People’s Republic of China, Attention: Nan Shen

ROGER INTERNATIONAL VENTURE LIMITED	40F, One Lujiazui, No. 68 Yincheng Zhong Road, Pudong New Area, Shanghai 200120, People’s Republic of China, Attention: Haoxiang Hou

JSR Limited	Room 4901,49/F, One Lujiazui, No. 68 Yincheng Zhong Road, Shanghai 200120, People’s Republic of China, Attention: Xun Xu

JPXC LIMITED	40F, One Lujiazui, No. 68 Yincheng Zhong Road, Pudong New Area, Shanghai 200120, People’s Republic of China, Attention: Haoxiang Hou

Banyan Partners Fund II, L.P.	c/o Unit 805, ICBC Tower, 3 Garden Road, Central, Hong Kong, Attention: Catherine Wang

ABUNDANT DELIGHT LIMITED	Suite 1702, Building A, PingAn International Financial Center, No. 3 Xinyuan South Road, Chaoyang District, Beijing, People’s Republic of China, Attention: Nancy Wang

Origin Beyond Limited	5301, 53rd Floor, The Center, 99 Queen’s Road Central, Hong Kong, Attention: Raymond Lam

Exhibit A

FORM OF LOCK-UP LETTER

            , 2019

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

United States

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

United States

Re: GSX Techedu Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Credit Suisse Securities (USA) LLC, Goldman Sachs (Asia) L.L.C. and BofA Securities, Inc., as representatives (each, a “Representative,” and collectively, the “Representatives”) of the several underwriters (the “Underwriters”) under the Underwriting Agreement, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with GSX Techedu Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), and certain selling shareholders listed therein (the “Selling Shareholders”), providing for the follow-on public offering (the “Public Offering”) by the several Underwriters, including the Representatives, of a certain number of Class A ordinary shares, par value US$0.0001 per share, of the Company (collectively with Class B ordinary shares, par value US$0.0001 per shares, of the Company, the “Ordinary Shares”) in the form of American Depositary Shares (“American Depositary Shares”). Unless otherwise defined, capitalized terms used herein shall have the definitions set forth in the Underwriting Agreement.

To induce the Underwriters to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or American Depositary Shares (collectively, the “Securities”) beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for the Securities or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to the Securities or other securities of the Company acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of the Securities or other securities acquired in such open market transactions, (b) transfers of shares of the Securities or any security convertible into the Securities as a bona fide gift, (c) distributions of the Securities or any security convertible into the Securities to limited partners or stockholders of the undersigned, or (d) transfers of any Securities to immediate family members of the undersigned, any trust for the direct or indirect benefit of the undersigned or an entity beneficially owned and controlled by the undersigned, and for the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee, distributee or transferee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of the Securities, shall be required or shall be voluntarily made during the Restricted Period, or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Securities, provided that such plan does not provide for the transfer of the Securities during the Restricted Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the Securities may be made under such plan during the Restricted Period, (f) by operation of law, including pursuant to an order of a court (including a domestic order or a negotiated divorce settlement) or regulatory agency, provided that no other public announcement shall be required or shall be made voluntarily during the Restricted Period in connection with such transfer or disposition, or (g) pursuant to a merger, consolidation or other similar transaction or bona fide third party tender offer made to all holders of the Company’s capital stock involving a Change of Control of the Company (including voting in favor of any such transaction or taking any other action in connection with such transaction), that, in each case, has been approved by the board of directors of the Company, provided that in the event that such transaction is not completed, the undersigned’s Securities shall remain subject to the restrictions contained herein, and provided further that “Change of Control” shall mean the transfer, in one transaction or in a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the total voting power of the voting securities of the Company (or the surviving entity), or (h) any sale of the Ordinary Shares or American Depositary Shares by any Selling Shareholder to the Underwriters contemplated under the Underwriting Agreement. For purposes of this letter, “immediate family members” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

In addition, nothing in this letter shall be deemed to prohibit (i) any transfer of any undersigned’s Securities to the Company for the primary purpose of satisfying any tax or other governmental withholding obligation, through cashless surrender or otherwise, with respect to any award of equity-based compensation granted pursuant to the Company’s pre-existing equity incentive plans or in connection with tax or other obligations as a result of testate succession or intestate distribution, (ii) any transfer of undersigned’s Securities pursuant to any contractual arrangement that provides for the repurchase of undersigned’s Securities by the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company or any subsidiaries or consolidated affiliated entities of the Company, or (iii) the exercise of any rights to acquire any undersigned’s Securities by means of cash or cashless exercises or the disposition of the undersigned’s Securities to the Company, or exchange or conversion of any stock options or any other securities convertible into or exchangeable or exercisable for undersigned’s Securities granted pursuant to the Company’s pre-existing equity incentive plans, provided that any undersigned’s Securities received upon such exercise, exchange or conversion shall be subject to the terms of this letter.

The undersigned hereby also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Securities unless such transfer is in compliance with the foregoing restrictions.

[If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the Public Offering.]1

The undersigned understands that the Company and the Underwriters are relying upon this letter in proceeding toward consummation of the Public Offering. The undersigned further understands that this letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Representatives on behalf of the Underwriters.

Notwithstanding anything herein to the contrary, if (i) the Public Offering has not occurred on or prior to March 31, 2020, (ii) the Company files an application to withdraw, and the SEC consents to the withdrawal of, the F-1 Registration Statement, or (iii) subsequent to signing the Underwriting Agreement, the Underwriting Agreement (other than the provisions thereof which survive termination) is terminated prior to payment for and delivery of the Offered Shares to be sold thereunder, then, this letter agreement shall terminate and be of no further force or effect.

[1]	Insert if the undersigned is an executive officer or director of the Company.

This letter is governed by, and to be construed in accordance with, the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

(Name)

(Address)